                                                                  EXHIBIT 23.2

                           CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 27, 1998 relating to the consolidated financial statements of Wingfoot Ventures Seven, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Francisco, California
September 10, 1999